LIST OF SUBSIDIARIES



                                          State or Jurisdiction
          Name                              of Incorporation


     Photronics International
       Engineering, Inc.                      Virgin Islands

     Photronics California, Inc.                  California

     Photronics Texas, Inc.                            Texas

     Photronics Financial Services, Inc.             Florida

     Photronics Investment Services, Inc.             Nevada

     Photronics-Toppan Texas, Inc.                     Texas

     Beta Squared, Inc.                          Connecticut

     PLI Management Corp.                            Florida

     Photronics Singapore Pte Ltd.                 Singapore

     Photronics (UK) Limited                        England

     Photronics Connecticut, Inc.                Connecticut

     Photronics Colorado, Inc.                      Colorado

     Photronics, S.A.                            Switzerland

     Chip Canal Associates, Ltd.                     England

     Photronics Germany GmbH                         Germany

     Photronics MZD GmbH                             Germany

     Photronics Arizona, Inc.                        Arizona

     Photronics Oregon, Inc.                          Oregon